Exhibit 99.(d)(32)

TENTH AMENDMENT TO THE EXPENSE REIMBURSEMENT AGREEMENT
FOR THE TIAA-CREF FUNDS

          AMENDMENT, dated September 10, 2009, to the Expense Reimbursement Agreement dated February 1, 2006 (the “Agreement”), as amended, by and between TIAA-CREF Funds (the “Trust”) and Teachers Advisors, Inc. (“Advisors”).

          WHEREAS, the Trust is launching eleven new portfolios to the group of series (“Funds”) it currently offers; and Advisors and the Trust wish to limit the non-advisory, non-distribution plan expenses of each share class of the new Funds by imposing an expense cap so that, to the extent that expenses allocated to each class as provided in this Agreement exceed the level of expenses herein set forth as the cap, such excess expenses shall be reimbursed to the Trust by Advisors;

          WHEREAS, the Trust is also planning to launch a new class on some of the new and existing Funds, called Premier Class, and Advisors and the Trust wish to limit Premier Class’ expenses by imposing an expense cap so that, to the extent that non-advisory, non-distribution expenses allocated to the Premier Class as provided in this Agreement exceed the level of expenses herein set forth as the cap, such excess expenses shall be reimbursed to the Trust by Advisors; and

          WHEREAS, recently the Trust has ceased the operations of several of its Funds through liquidations and reorganization;

          NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Trust and Advisors hereby agree to amend the Agreement as follows:

3.	Section 1 of the Agreement shall be replaced in its entirely by the following:

Term of Agreement. This Agreement shall commence as of February 1, 2006. With respect to the Subject Funds set forth on Exhibit A as the “Index Funds,” this Agreement shall continue in force until the close of business on April 30, 2010. With respect to the 10 new Lifecycle Index Funds, the new Bond Index Fund and the Premier Class of both the new and existing Funds, this Agreement shall continue in force until January 31, 2011. With respect to all other Subject Funds and classes, this Agreement shall continue in force until the close of business on January 31, 2010. The Agreement may be terminated earlier than the dates specified above upon written agreement by the parties hereto.

4.	Effective September 14, 2009 Exhibit B should be replaced in its entirety with the following:

	Inst Cl	Rtmt Cl	Retail Cl	Premier Cl.
Growth & Income Fund	0.52%	0.77%	0.91%	0.67%
International Equity Fund	0.60%	0.85%	0.99%	0.75%
Large-Cap Growth Fund	0.52%	0.77%	0.91%	0.67%
Large-Cap Value Fund	0.52%	0.77%	0.91%	0.67%

Mid-Cap Growth Fund	0.55%	0.80%	0.94%	0.70%
Mid-Cap Value Fund	0.55%	0.80%	0.94%	0.70%
Small-Cap Equity Fund	0.55%	0.80%	0.94%	0.70%
Large-Cap Growth Index Fund	0.09%	0.34%	N/A	N/A
Large-Cap Value Index Fund	0.09%	0.34%	N/A	N/A
Equity Index Fund	0.09%	0.34%	0.48%	0.24%
S&P 500 Index Fund	0.09%	0.34%	N/A	N/A
Small-Cap Blend Index Fund	0.09%	0.34%	N/A	N/A
International Equity Index Fund	0.15%	0.40%	N/A	0.30%
Social Choice Equity Fund	0.22%	0.47%	0.61%	0.37%
Real Estate Securities Fund	0.57%	0.82%	0.96%	0.72%
Managed Allocation Fund	0.00%	0.25%	0.25%	N/A
Bond Fund	0.35%	0.60%	0.70%	0.50%
Bond Plus Fund	0.35%	0.60%	0.70%	0.50%
Bond Index Fund	0.13%	0.38%	0.48%	0.28%
Short-Term Bond Fund	0.30%	0.55%	0.65%	0.45%
High-Yield Fund	0.40%	0.65%	0.75%	0.55%
Tax-Exempt Bond Fund	0.35%	N/A	0.70%	N/A
Inflation-Linked Bond Fund	0.35%	0.60%	0.70%	0.50%
Money Market Fund	0.15%	0.40%	0.50%	0.30%
Enhanced Large-Cap Growth Index Fund	0.40%	N/A	N/A	N/A
Enhanced Large-Cap Value Index Fund	0.40%	N/A	N/A	N/A
Enhanced International Equity Index Fund	0.55%	N/A	N/A	N/A
Lifecycle 2010 Fund	0.00%	0.25%	N/A	0.15%
Lifecycle 2015 Fund	0.00%	0.25%	N/A	0.15%
Lifecycle 2020 Fund	0.00%	0.25%	N/A	0.15%
Lifecycle 2025 Fund	0.00%	0.25%	N/A	0.15%

Lifecycle 2030 Fund	0.00%	0.25%	N/A	0.15%
Lifecycle 2035 Fund	0.00%	0.25%	N/A	0.15%
Lifecycle 2040 Fund	0.00%	0.25%	N/A	0.15%
Lifecycle 2045 Fund	0.00%	0.25%	N/A	0.15%
Lifecycle 2050 Fund	0.00%	0.25%	N/A	0.15%
Lifecycle Retirement Income Fund	0.00%	0.25%	0.25%	0.15%
Lifecycle Index 2010 Fund	0.10%	0.35%	N/A	0.25%
Lifecycle Index 2015 Fund	0.10%	0.35%	N/A	0.25%
Lifecycle Index 2020 Fund	0.10%	0.35%	N/A	0.25%
Lifecycle Index 2025 Fund	0.10%	0.35%	N/A	0.25%
Lifecycle Index 2030 Fund	0.10%	0.35%	N/A	0.25%
Lifecycle Index 2035 Fund	0.10%	0.35%	N/A	0.25%
Lifecycle Index 2040 Fund	0.10%	0.35%	N/A	0.25%
Lifecycle Index 2045 Fund	0.10%	0.35%	N/A	0.25%
Lifecycle Index 2050 Fund	0.10%	0.35%	N/A	0.25%
Lifecycle Index Retirement Income Fund	0.10%	0.35%	N/A	0.25%

          IN WITNESS WHEREOF, the Trust and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF FUNDS

By: Phillip G. Goff
Title: Treasurer

TEACHERS ADVISORS, INC.

By: Carol Deckbar
Title: Managing Director